Exhibit 99.1
INNOVID, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,472	$15,645
Trade receivables, net (allowance for doubtful accounts of $83 and $121 at September 30, 2021 and December 31, 2020, respectively)	34,223	34,804
Prepaid expenses and other current assets	1,966	1,174
Total current assets	50,661	51,623
NON-CURRENT ASSETS:
Long-term other deposit	317	348
Long-term restricted deposits	445	447
Property and equipment, net	3,298	2,325
Goodwill	4,555	4,555
Intangible assets, net	—	33
Deferred offering cost	3,269	—
Other non-current assets	607	127
Total non-current assets	12,491	7,835
TOTAL ASSETS	$63,152	$59,458
LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade payables	$2,564	$1,854
Employees and payroll accruals	6,861	6,506
Accrued expenses and other current liabilities	2,171	1,155
Current portion of long-term debt	—	1,527
Deferred offering cost accrual	2,406	—
Total current liabilities	14,002	11,042
NON-CURRENT LIABILITIES:
Long-term debt	6,000	7,506
Other non-current liabilities	2,854	3,144
Warrants liability	3,690	499
Total non-current liabilities	12,544	11,149
TOTAL LIABILITIES	26,546	22,191
COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
TEMPORARY EQUITY
Preferred stocks - Authorized: 55,514,480 at September 30, 2021 (unaudited) and December 31, 2020; Issued and Outstanding: 55,105,773 at September 30, 2021 (unaudited) and December 31, 2020	139,990	86,997
STOCKHOLDERS’ DEFICIT:
Common stocks of $0.001 par value - Authorized: 75,254,333 at September 30, 2021 (unaudited) and December 31, 2020; Issued: 15,704,059 and 13,602,467 stocks at September 30, 2021 (unaudited) and December 31, 2020, respectively, and Outstanding: 14,272,521 and 12,170,929 stocks at September 30, 2021 (unaudited) and December 31, 2020, respectively	14	12
Treasury stocks, at cost (1,431,538 stocks at September 30, 2021 (unaudited) and December 31, 2020)	(1,629)	(1,629)
Accumulated deficit	(101,769)	(48,113)
Total stockholders’ deficit	(103,384)	(49,730)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$63,152	$59,458
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

INNOVID, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Nine months ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Revenues	$64,324	$45,772
Cost of revenues	12,418	8,544
Gross profit	51,906	37,228
Operating expenses:
Research and development	16,932	13,673
Sales and marketing	23,534	22,624
General and administrative	10,587	5,622
Total operating expenses	51,053	41,919
Operating profit/ (loss)	853	(4,691)
Finance expenses, net	3,878	528
Loss before taxes	(3,025)	(5,219)
Taxes on income	829	899
Net loss	$(3,854)	$(6,118)

Accretion of preferred stock to redemption value	(52,993)	(3,873)
Net loss attributable to common stockholders	$(56,847)	$(9,991)
Net loss per stock attributable to common stockholders – basic and diluted	$(4.32)	$(0.83)
Weighted-average number of stocks used in computing net loss per stock attributable to common stockholders	13,157,022	11,973,921
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

INNOVID, INC. AND ITS SUBSIDIARIES
CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
(In thousands, except stock data)

	Temporary equity		Common stocks		Treasury stocks		Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
	Number	Amount	Number	Amount	Number	Amount
Balance as of January 1, 2021	55,105,773	$86,997	12,170,929	$12	1,431,538	$(1,629)	$—	$(48,113)	$(49,730)
Accretion of preferred stocks to redemption value	—	52,993	—	—	—	—	(3,191)	(49,802)	(52,993)
Stock-based compensation	—	—	—	—	—	—	2,311	—	2,311
Stock options exercised	—	—	2,101,592	2	—	—	880	—	882
Net loss	—	—	—	—	—	—	—	(3,854)	(3,854)
Balance as of September 30, 2021 (unaudited)	55,105,773	$139,990	14,272,521	$14	1,431,538	$(1,629)	$—	$(101,769)	$(103,384)

	Temporary Equity		Common stocks		Treasury stocks		Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
	Number	Amount	Number	Amount	Number	Amount
Balance as of January 1, 2020	55,105,773	$79,700	11,941,841	$12	1,431,538	$(1,629)	$3,048	$(44,218)	$(42,787)
Accretion of preferred stocks to redemption value	—	3,873	—	—	—	—	(3,873)	—	(3,873)
Capital contribution	—	—	—	—	—	—	504	—	504
Stock-based compensation	—	—	—	—	—	—	457	—	457
Stock options exercised	—	—	47,920	—	—	—	30	—	30
Net loss	—	—	—	—	—	—	—	(6,118)	(6,118)
Balance as of September 30, 2020 (unaudited)	55,105,773	$83,573	11,989,761	$12	1,431,538	$(1,629)	$166	$(50,336)	$(51,787)
The accompanying notes are an integral part of the interim condensed consolidated financial statements.
* Represents an amount less than $1.

INNOVID, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Nine months ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,854)	$(6,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	487	475
Stock-based compensation	2,311	457
Change in fair value of warrants	3,191	51
Changes in operating assets and liabilities
Decrease/ (increase) in trade receivables, net	581	(115)
(Increase)/ decrease in prepaid expenses and other assets	(1,587)	158
Increase/ (decrease) in trade payables	710	(753)
Increase in employees and payroll accruals	355	1,735
Increase in accrued expenses and other liabilities	852	1,633
Net cash provided by/ (used in) operating activities	3,046	(2,477)
Cash flows from investing activities:
Internal use software capitalization	(1,049)	—
Founders’ note receivable	(459)	—
Purchase of property and equipment	(378)	(799)
(Increase)/ decrease in deposits	(58)	54
Net cash used in investing activities	(1,944)	(745)
Cash flows from financing activities:
Proceeds from loans	—	9,025
Repayment of loans	(3,033)	—
Proceeds from exercise of options	882	30
Capital contribution	—	504
Repayment of acquisition liability	(126)	—
Net cash (used in)/ provided by financing activities	(2,277)	9,559
(Decrease)/ increase in cash, cash equivalents and restricted cash	(1,175)	6,337
Cash, cash equivalents and restricted cash at the beginning of the period	16,092	12,057
Cash, cash equivalents and restricted cash at the end of the period	$14,917	$18,394
Supplemental disclosure of cash flows activities:
(1) Cash paid during the year for:
Income taxes	$216	$221
Interest	$189	$171
(2) Non-cash transactions:
Accrued acquisition liability	$—	$126
Accretion of preferred stocks to redemption value	$52,993	$3,873
Deferred offering cost included in accrued liabilities	$2,406	$—
Reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position
Cash and cash equivalents	$14,472	$17,976
Restricted cash in restricted deposits	445	418
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$14,917	$18,394
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
NOTE 1:- OVERVIEW
(a)Description of Business:
Innovid Inc. (“Innovid”, Innovid together with its subsidiaries the “Company”) was incorporated on June 21, 2007, under the General Corporation Law of the State of Delaware. The Company is a leading independent software platform that provides ad serving and creative services (together “Advertising Services”) for the creation, delivery, and measurement of TV ads across connected TV (“CTV”), mobile TV and desktop TV environments to advertisers, publishers and media agencies.
On July 5, 2007, the Company established a wholly-owned subsidiary in Israel, Innovid Media Ltd. (the “Israeli Subsidiary”), which is mainly engaged in research and development (“R&D”).
On November 12, 2012, the Company established a wholly-owned subsidiary in the United Kingdom (U.K.), Innovid EU Limited (the “U.K. Subsidiary”), which is engaged in business development, pre-sale and marketing services.
On October 21, 2013, the Company established a wholly-owned subsidiary in Australia, Innovid AU PTY LTD (the “the Australian Subsidiary”), which is engaged in business development, pre-sale and marketing services.
On September 12, 2019, the Company acquired 100% of the outstanding stocks of Dynamo Creative SRL (the “Argentinian Subsidiary” or “Dynamo Creative”), an Argentinian privately-held company which is engaged in R&D, business development and marketing services. The Argentinian subsidiary provides dynamic creative optimization services, a form of programmatic advertising that allows advertisers to optimize the performance of their creative services using real time technology.
(b)Description of Transaction:
On June 24, 2021, ION Acquisition Corp 2 Ltd., a Cayman Islands exempted company (“ION”), Innovid, Merger Sub 1 and Merger Sub 2 entered into the merger agreement (“Merger Agreement”). The Merger Agreement will be effectuated in the following principal steps:
•Merger Sub 1 will merge with and into Innovid, the separate corporate existence of Merger Sub 1 will cease and Innovid will be the surviving corporation (the “Surviving Corporation”),
•immediately thereafter, the Surviving Corporation will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity, which will remain a direct wholly owned subsidiary of ION,
•ION will change its name to “Innovid Corp.”, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, as more fully described elsewhere in the accompanying proxy statement/prospectus,
•the domestication of ION (“Domestication”) as a Delaware corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) and the amended and restated memorandum and articles of association of ION , in which ION will effect a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the DGCL (by means of filing a certificate of corporate domestication with the Secretary of State of Delaware), and
•the consummation of other transactions contemplated by the Merger Agreement and documents related thereto.
Immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents, each ION Class B Ordinary Stock, par value $0.0001 per stock (each an “ION Class B Ordinary Stock”) then issued and outstanding will automatically convert into one ION Class A Ordinary Stock, par value $0.0001 per stock (each an “ION Class A Ordinary Stock” together with the ION Class B Ordinary Stock, the “ION Stock”). Following such conversion, as a result of the Domestication and the mergers, (a) each ION Unit then issued and outstanding as of immediately prior to the first merger will automatically be separated into the underlying ION Class A Ordinary Stock and ION warrant , (b) each ION Class A Ordinary Stock issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert into one stock of Innovid Corp. common stock (provided that each ION Class A Ordinary Stock owned by public shareholders who have validly elected to redeem their ION Class A Ordinary Stocks will be redeemed for cash in an amount

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
equal to the redemption Price), (c) each ION warrant will automatically convert into a redeemable warrant exercisable for one stock of Innovid Corp. common stock on the same terms as the ION warrants, and (d) each whole Private Placement Warrant (as defined in the accompanying proxy statement/prospectus) issued and outstanding prior to the Domestication will automatically convert into a warrant exercisable for one stock of Innovid Corp. common stock on the terms and subject to the conditions set forth in the applicable warrant agreement. No fractional Innovid Corp. warrants will be issued upon separation of the ION Units.
As a result of the mergers, among other things, the aggregate consideration to be received in respect of the mergers by all of the stockholders and warrant holders of Innovid prior to the closing of the Transaction will be an aggregate of 76,874,354 stocks of Innovid Corp. Common Stock. In addition, pursuant to the Merger Agreement, at the closing of the Transaction (as defined below), immediately prior to the first merger, ION will purchase, and one or more stockholders of Innovid will sell to ION, in accordance with a stock purchase agreement, an aggregate amount of stock of common stock of Innovid, as determined by Innovid and for an aggregate purchase price determined by Innovid. The secondary sale amount will be determined by Innovid based on the amount of cash ION has on hand at the closing of the Transaction minus $150,000, except if the amount of cash ION has on hand at the closing is equal to or less than $150,000, the secondary sale amount will equal zero. The allocation of the secondary sale amount among Innovid equity holders and the amount of the secondary sale amount in excess of $150,000, to the extent ION’s cash on hand exceeds $150,000, is subject to the discretion of the Innovid Board and compliance with the Innovid Equity Holders Support Agreements and each applicable maximum secondary sale amount.
In addition, ION entered into certain subscription agreements (“Initial PIPE Investment”) with certain accredited and institutional investors, pursuant to which such investors have subscribed to purchase an aggregate of 15,000,000 stock of Innovid Corp. common stock, for a purchase price of $10.00 per stock, to be issued immediately prior to or substantially currently with the closing. The merger and the PIPE Investment are collectively referred to as the “Transaction”. On October 18, 2021, ION entered into new subscription agreements with certain PIPE Investors, including funds affiliated with ION, pursuant to which some of the PIPE Investors collectively subscribed for an additional 5,000,000 stocks of Innovid Corp. common stock for an aggregate purchase price equal to $50,000 (the “Additional PIPE Investment” and together with the Initial PIPE Investment the “PIPE Investment”). This includes an additional 200,000 stocks purchased by funds affiliated with ION. The total anticipated proceeds from the PIPE Investment, after taking into account the Initial PIPE Investment and the Additional PIPE Investment, will total $200,000. The PIPE Investment will be consummated following the Domestication but immediately prior to the closing of the Transaction.
The Transaction will be accounted for as a reverse recapitalization in accordance with U. S. GAAP. Under this method of accounting, ION will be treated as the “acquired” company for accounting purposes and the Transaction will be treated as the equivalent of Innovid issuing stock for the net assets of ION, accompanied by a recapitalization. Refer to the Note 10 Subsequent events for further information on the closing of the Transaction.
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES
(a)Basis of presentation:
The unaudited interim condensed consolidated financial statements and accompanying notes have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In management’s opinion, the unaudited condensed consolidated financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. The Company’s interim period results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year. These unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements.
The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2020, have been applied consistently in these unaudited interim condensed consolidated financial statements, unless otherwise stated.
(b)Use of estimates:
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates,

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create significant uncertainty in macroeconomic conditions, and the extent of its impact on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on Company’s customers. Based on public reporting and Company’s observations, some advertisers in certain industries, such as the automotive industry, decreased their short-term advertising spending in light of supply chain disruptions and/or labor shortage. This in turn could negatively impact the Company’s revenues from such advertisers.
The Company have considered the impact of COVID-19 on its estimates and assumptions and determined that there were no material adverse impacts on the unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2021 and year ended December 31, 2020. As events continue to evolve and additional information becomes available, the Company’s estimates and assumptions may change materially in future periods.
The Company obtained an unsecured loan of $3,516 in April 2020 due to uncertainties related to COVID-19. The loan was obtained through Silicon Valley Bank (“SVB”) under the Paycheck Protection Program (the “PPP Loan”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and the Paycheck Protection Program Flexibility Act (the “Flexibility Act”). Under the terms of the CARES Act, recipients can apply for and receive forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) and the maintenance of employee and compensation levels (“Other Conditions”). The Company has been using the proceeds of the PPP Loan, for Qualifying Expenses and complied with Other Conditions.
In May 2020, the Company has entered into grant agreement (“Grant Agreement”) with Special Situations Investing Group II, LLC (“SSIG”) to receive $504 from SSIG, related party of one of its investors, for the purpose of a partial repayment of the PPP Loan. The PPP loan was partially repaid in May 2020, according to the Grant Agreement.
The Company fully repaid the PPP loan in June, 2021 (unaudited).
(c)     Goodwill and intangible assets:
Goodwill and certain other purchased intangible assets have been recorded in the Company's financial statements as a result of acquisitions. Goodwill represents excess of the purchase price in a business combination over the fair value of identifiable tangible and intangible assets acquired. Goodwill is not amortized, but rather is subject to an impairment test.
The Company allocates goodwill to reporting units based on the expected benefit from the business combination. Reporting units are evaluated when changes in the Company’s operating structure occur, and if necessary, goodwill is reassigned using a relative fair value allocation approach. The Company currently has one reporting unit.
ASC 350, Intangible—Goodwill and other (“ASC 350”) requires goodwill to be tested for impairment at least annually and, in certain circumstances, between annual tests. The accounting guidance gives the option to perform a qualitative assessment to determine whether further impairment testing is necessary. The qualitative assessment considers events and circumstances that might indicate that a reporting unit's fair value is less than its carrying amount. If it is determined, as a result of the qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, a quantitative test is performed. The Company operates as one reporting unit. The Company elects to perform an annual impairment test of goodwill as of October 1 of each year, or more frequently if impairment indicators are present. For the nine months ended September 30, 2021 and 2020, no impairments of goodwill were recorded.

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are measured at fair value at the acquisition date.
Intangible assets with a finite useful life are amortized over their useful life and reviewed for impairment whenever there is an indication that the asset may be impaired. For the nine months ended September 30, 2021 and 2020, no impairments of intangible assets were recorded.
(d)     Software development costs:
Software development costs, which are included in property and equipment, net, consists of capitalized costs related to purchase and develop internal-use software. The Company uses it to provide services to its customers. The costs to purchase and develop internal-use software are capitalized from the time that the preliminary project stage is completed, and it is considered probable that the software will be used to perform the function intended. These costs include personnel and related employee benefits for employees directly associated with the software development and external costs of the materials or services consumed in developing or obtaining the software. Any costs incurred during subsequent efforts to upgrade and enhance the functionality of the software are also capitalized. Once this software is ready for use in providing the Company's services, these costs are amortized on a straight-line basis over the estimated useful life of the software, which is 3 years. The amortization will be presented within cost of revenues in the consolidated statements of operations. During the period ended September 30, 2021, the Company capitalized $1,049 in internal-use software cost.
(e)Fair value of financial instruments:
The Company applies a fair value framework in order to measure and disclose its financial assets and liabilities. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:
Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 - Unobservable inputs which are supported by little or no market activity.
The Company’s financial instruments consist of cash and cash equivalents, restricted deposits, trade receivables, net, and trade payables. Their historical carrying amounts are approximate fair values due to the short-term maturities of these instruments.
The Company measures its investments in money market funds classified as cash equivalents and warrants liability at fair value.

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
The following table present information about the Company’s financial instruments that are measured at fair value on a recurring basis:

	September 30, 2021
	(Unaudited)
	Level 1	Level 2	Level 3
Assets:
Money market funds	$11,013	$—	$—
Liabilities:
Warrants liability	$—	$—	$3,690

	December 31, 2020
	Level 1	Level 2	Level 3
Assets:
Money market funds	$9,009	$—	$—
Liabilities:
Warrants liability	$—	$—	$499
The change in the fair value of the Warrants liability is summarized below:

	September 30,	December 31
	2021	2020
	(Unaudited)
Beginning of the period	$499	$413
Change in fair value	3,191	86
End of the period	$3,690	$499
The warrants were classified as level 3 in the fair value hierarchy because some of the inputs used in the valuation (the stock price) were determined based on management’s assumptions. The Company estimates the fair value of the Warrants liability using Black-Scholes option pricing model. Gains and losses from the remeasurement of the warrants liability are recognized in finance expenses, net in the unaudited interim condensed consolidated statements of operations. As of September 30, 2021 (unaudited), and December 2020, the risk-free rate used for the valuation of the warrants was 0.07% and 0.1%, volatility used was 70% and 75%. The time to liquidation were 0.8 years for warrants related to Series A preferred stocks and 0.6 years related to Series C as of September 30, 2021 (unaudited). The time to liquidation were 1.6 years for warrants related to Series A preferred stocks and 1.5 years related to Series C as of December 31, 2020.
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.
(f)Concentrations of credit risks:
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables, net.
The majority of the Company’s cash and cash equivalents are invested in deposits with major banks in America and Israel. Generally, these investments may be redeemed upon demand and, therefore, bear minimal risk.
The Company’s trade receivables, net are mainly derived from sales to customers located in the U. S., Asia-Pacific region (“APAC”), Europe, the Middle East and Africa region (“EMEA”), and Latin America region (“LATAM”). The Company mitigates its credit risks by performing an ongoing credit evaluations of its customers’ financial conditions.
The Company have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
During the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited), one of the Company’s customers accounted for the Company’s total revenues as presented below:

	Nine months ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Customer A	8%	10%
(g)Warrants:
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance. The assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability under ASC 480, and meet all of the requirements for equity classification, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent reporting period end date while the warrants are outstanding.
Warrants that meet all the criteria for equity classification, are required to be recorded as a component of additional paid-in capital. Warrants that do not meet all the criteria for equity classification, are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value at each balance sheet date thereafter. The liability-classified warrants are recorded under non-current liabilities. Changes in the estimated fair value of the warrants are recognized in “Financial expenses, net” in the consolidated statements of operations.
(h)Revenue recognition:
The Company generates revenues from providing Advertising Services to advertisers, publishers and media agencies. The services focus on standard, interactive and data driven digital video advertising. The Company major revenue streams are ad serving and creative services. Ad Serving services relate to utilizing Innovid’s platform to serve advertising impressions to various digital publishers across CTV, mobile TV, desktop TV, display, and other channels. Creative services relate to the design and development of interactive data-driven and dynamic ad formats by adding data, interactivity and dynamic features to standard ad units.
The Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) with a date of initial application of January 1, 2018, using the modified retrospective transition method, applied to all open contracts.
The Company recognizes revenue when its customer obtains control of promised services in an amount that reflects the consideration that the company expects to receive in exchange for those services. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.
For arrangements with multiple performance obligations, which represent promises within an arrangement that are capable of being distinct and are separately identifiable, the Company allocates the contract consideration to all distinct performance obligations based on their relative stand-alone selling price (“SSP”).
Revenues related to ad serving services are recognized at a point in time. The Company recognizes revenue from the display of impression-based ads in the contracted period in which the impressions are delivered. Impressions are considered delivered when an ad is displayed to users.
Revenues related to creative services are recognized at a point in time, when the Company delivers an ad unit. Creative services projects are usually delivered within a week.
The Company’s accounts receivable, consist primarily of receivables related to providing ad serving and creative services, in which the Company’s contracted performance obligations have been satisfied, amount

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
billed and the Company has an unconditional right to payment. The Company typically bills customers on a monthly basis based on actual delivery. The payment terms vary, mainly with terms of net 60 days or less.
Typical contract term is twelve months or less for ASC 606 purposes. Some of the Company’s contracts can be cancelled without a cause. The Company has unconditional right to payment for the services provided as of the date of the termination of the contracts.
The Company applies the practical expedient in ASC 606 and does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
Ad serving services were 93.8% and 97.0% of the Company’s revenues for the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited), respectively. Creative services were 4.8% and 2.3% for the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited), respectively.
Costs to obtain a contract:
Contract costs include commission programs to compensate sales employees for generating sales orders with new customers or for new services with existing customers. The Company elected to apply the practical expedient and recognize incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less. The Company did not capitalize any contract costs during the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited).
(i)Recently issued accounting pronouncements not yet adopted by the Company:
As an “emerging growth company”, the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The Company have not adopted any new standards in the periods presented.
In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The final guidance issued by the FASB for convertible instruments eliminates two of the three models in ASC 470-20 that require separate accounting for embedded conversion features. Separate accounting is still  required in certain cases. Additionally, among other changes, the guidance eliminates some of the conditions for equity classification in ASC 815-40-25 for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the potential impact of this guidance on its condensed consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The new guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes.  ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the potential impact of this guidance on its condensed consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The ASU 2016-13 requires enhanced qualitative and quantitative disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
of an organization’s portfolio. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating the potential impact of this guidance on its condensed consolidated financial statements.
In February 2016, the FASB issued an ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASC 842 changes the current lease accounting standard by requiring the recognition of lease assets and lease liabilities for all leases, including those currently classified as operating leases. This new guidance is effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the potential impact of this guidance on its condensed consolidated financial statements.
Other issued new guidance is not expected to have impact on the Company’s consolidated financial statements.

NOTE 3:- OTHER NON-CURRENT LIABILITIES
Other non-current liabilities consist of the following:

	September 30, 2021	December 31, 2020
	Unaudited
Accrued lease liability	$1,102	$1,445
Tax provision	1,752	1,699
Total	$2,854	$3,144
NOTE 4:- WARRANTS LIABILITY
In connection with a loan and security agreement entered into on June 29, 2010 with SVB, the Company issued warrants to purchase up to 165,654 of the Company's Series A preferred stocks, $0.001 par value each, in the conversion ratio of 1:1 and at an exercise price of $0.3622 subject to adjustments on the occurrence of stock splits, stock dividend, recapitalization, other dividends or distributions. In the event of an acquisition of the Company in which the sole consideration is cash and/or marketable securities, SVB shall have the right to exercise its conversion or purchase right in respect of the warrants. The agreement was amended on September 21, 2020 with exercisable period being extended until June 29, 2022. In lieu of exercising the warrants, SVB may convert the warrants, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares or other securities issuable upon exercise of the warrants minus the aggregate warrant price of such shares by (b) the fair market value of one share. The loan has fully been repaid in 2012. The Company has determined that the loan and the warrants are freestanding financial instruments, as they are legally detachable and separately exercisable. The warrants were classified as a liability and were subsequently measured at fair value through earnings pursuant to ASC 480 “Distinguishing Liabilities from Equity”. The loan was accounted for pursuant to ASC 470 “Debt”.
In connection with a loan agreement entered into on April 23, 2014 with TriplePoint Capital LLC (“TPC loan agreement”), the Company issued warrants to purchase up to 162,409 of the Company's Series C preferred stocks, $0.001 par value each, and at an exercise price of $1.339 per stock or lower, subject to the next financing round stock price and provided that in no event shall the exercise price be lower than $0.938. The warrants are exercisable for the later of (i) 7 years after date of issuance or (ii) 5 years of the effective date of the Company's initial public offering. The Company has determined that the loan and the warrants are freestanding financial instruments, as they are legally detachable and separately exercisable. The warrants were classified as a liability and were subsequently measured at fair value through earnings pursuant to ASC 480 “Distinguishing Liabilities from Equity”. The loan was accounted for pursuant to ASC 470 “Debt”.
On May 20, 2015 the Company entered into an amendment of the TPC loan agreement. In connection with the amendment, the Company issued warrants to purchase up to 80,645 of the Company's Series C preferred stocks $0.001 par value each, and at an exercise price of $1.339 per stock or lower subject to the next financing round stock price and provided that in no event shall the exercise price be lower than $0.938. The warrants are exercisable for the later of (i) 7 years after date of issuance or (ii) 5 years of the effective date of the Company's initial public offering. In the event of an acquisition of the Company in which the sole consideration is cash and/or marketable securities, the Lender shall have the right to exercise its conversion or purchase right in respect of the warrants issued to the TPC. The TPC loan has been fully repaid in 2018. The Company has determined that

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
the loan and the warrants are freestanding financial instruments, as they are legally detachable and separately exercisable. The warrants were classified as a liability and were subsequently measured at fair value through earnings pursuant to ASC 480 “Distinguishing Liabilities from Equity”. The loan was accounted for pursuant to ASC 470 “Debt”.
The Warrants’ fair value remeasurement for the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited) were $3,191 and $51, respectively.
NOTE 5:- CREDIT LINE AND OTHER BORROWINGS
Credit Line:
In 2016, the Company entered into additional modifications to credit line agreement dated 2012 (the “Agreement”), pursuant to which certain conditions were amended, and the Maturity Date had been extended to October 21, 2018 and the line of credit increased from $6,500 to $10,000.
On April 7, 2017 the Company utilized $5,000 of the line of credit. The credit installments bear U.S. dollar denominated interest at an annual rate equal to .75%-1% plus a prime rate on the outstanding principal of each credit installment. The balance owing as of December 31, 2017 was $5,000.
On October 20, 2018, the Company entered into additional modifications to the Agreement, pursuant to which certain conditions were amended and the Maturity Date was extended to December 31, 2018.
On December 26, 2018, the Company entered into an amended and restated Agreement (the “A&A Agreement”), pursuant to which certain conditions were amended and the Maturity Date was extended to December 26, 2020 and the line of credit was increased to from $10,000 to $12,000.
On September 1, 2018 the Company utilized an additional $1,000 of the line of credit. The credit installments bear U.S. dollar denominated interest at an annual rate equal to .75%-1% plus a prime rate on the outstanding principal of each credit installment. The Maturity Date was December 26, 2020. The balance owing as of December 31, 2018 was $6,000.
On November 30, 2019, the Company fully repaid the outstanding balance of the credit line in the amount of $6,000.
During 2020, the Company fully drew down on its $12,000 credit line. As of December 31, 2020, the Company had repaid $6,000, leaving a balance of $6,000. On December 29, 2020, the Company entered into additional modifications to the A&A Agreement, pursuant to which certain conditions were amended and the Maturity Date was extended to December 29, 2022, and the line of credit increased to $15,000.
As of September 30 2021 (unaudited) the outstanding balance of the credit line was in the amount of $6,000. The credit installments bear U.S. dollar denominated interest at an annual rate equal to .75%-1% plus a prime rate on the outstanding principal of each credit installment. The Company was in compliance with all the covenants, primarily maintaining an adjusted quick ratio of at least 1.20:1.00. As defined in the A&A Agreement “adjusted quick ratio” is the ratio of (a) quick assets to (b) current liabilities minus the current portion of deferred revenue. “Quick assets” determines as Company’s unrestricted cash plus accounts receivable, net, determined according to U.S. GAAP.
PPP Loan:
In April, 2020, the Company obtained an unsecured loan of $3,516 through SVB under the PPP Loan. For more information see Note 2 (b).
In May, 2020, the Company have received a grant of $504 from SSIG, related party of one of its investors, for the purpose of repayment of the portion of the PPP Loan. The PPP loan was partially repaid at in May 2020, according to the Grant Agreement.
In June, 2021, the Company has repaid the outstanding balance of PPP loan of $3,012.
Interest expenses for the Credit Line and PPP Loan for the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited) were $197 and $218, respectively and were recorded in finance expenses, net in the consolidated statements of operations.

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
NOTE 6:- COMMITMENTS AND CONTINGENT LIABILITIES
(a)Lease commitments:
The Company leases office space and motor vehicles, which expire on various dates, the latest of which is in 2025. Future minimum lease commitments under non-cancelable operating leases as of September 30, 2021 (unaudited), are as follows:

Year ended September 30,	Rental of premises	Lease of motor vehicles
	Unaudited	Unaudited
2021	$653	$7
2022	2,299	8
2023	1,801
2024	796
2025	742
Total	$6,291	$15
Operating lease expenses for the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited) totaled $1,532 and $1,820, respectively.
(b)Pledges and bank guarantees:
1.In conjunction with the Agreement and its amendments (see Note 5), Innovid pledged 65,000 common stocks of its Israeli Subsidiary, NIS 0.01 par value each.
2.Israeli Subsidiary pledged bank deposits in an aggregate amount of $679 in connection with an office rent agreement and credit cards.
3.Innovid obtained bank guarantees in an aggregate amount of $251 in connection with its office lease agreements.
NOTE 7:- STOCK-BASED COMPENSATION
Under the Company’s Stock Option Plan (the “Plan”), options may be granted to officers, directors, employees and non-employee consultants of the Company. Each option granted under the Plan expires no later than 10 years from the date of grant. The options vest usually over four years from commencement of employment or services. Any options, which are forfeited or not exercised before expiration, become available for future grants.
A summary of the employees’ stock option activity is as follows:

(Unaudited)	Number of options	Weighted-average exercise price	Remaining contractual term	Aggregate intrinsic value
Outstanding at December 31, 2020	9,112,121	$0.49	7.20	$3,100
Granted	1,109,750	3.76
Exercised	(1,899,793)	0.29
Forfeited	(163,330)	1.18
Expired	(47,943)	0.79
Outstanding at September 30, 2021	8,110,805	$0.97	5.86	$65,412
Exercisable at September 30, 2021	4,867,399	$0.50	4.50	$41,511

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
A summary of the consultants’ stock option activity under the Plan is as follows:

(Unaudited)	Number of options	Weighted-average exercise price	Remaining contractual term	Aggregate intrinsic value
Outstanding at December 31, 2020	762,248	$0.68	6.32	$213
Granted	154,502	3.76
Exercised	(201,799)	1.67
Forfeited	(20,625)	0.82
Outstanding at September 30, 2021	694,326	$1.08	6.46	$5,523
Exercisable at September 30, 2021	469,659	$0.78	5.72	$3,876
As of September 30, 2021, the Company had approximately $4,537 of total unrecognized compensation cost related to non-vested stock-based compensation. That cost is expected to be recognized over a weighted-average period of 2.62 years.
A summary of the employees’ stock option activity under the Plan for the nine months ending September 30, 2021 (unaudited) and 2020 (unaudited) is as follows:

	Nine months ended September 30,
	2021	2020
	Unaudited	Unaudited
Cost of goods sold	$34	$10
Research and development	319	113
Sales and marketing	400	261
General and administrative	1,285	33
Total	$2,038	$417
In connection with the options granted to service providers and non-employee consultants, during the nine months ended September 30, 2021 (unaudited) and 2020 (unaudited), the Company recorded stock compensation expenses in the amount of $273 and $40, respectively. Majority of these expenses were recorded in general and administrative expenses.
In the nine months ended September 30, 2021, the Company’s Board approved an amendment of two awards granted to the Company’s founders Mr. Zvika Netter, and Mr. Tal Chalozin (“Founders Awards”). According to amendments the Founders Awards will vest over three years (four years originally), with 75% of the options vesting upon expiration of one year from the original commencement date of April 1, 2020 and the remaining 25% of the options vesting ratably on a quarterly basis over the following 24 months. In addition, upon a consumption of the transaction as defined by the Plan, if the founders are terminated or leave for “good reason” within 12 months, the remaining unvested awards would vest. In addition, the amendment also included a provision in which any termination of employment (whether by the Company or by the founder), 50% of his unvested award will vest immediately. The amendments were accounted for as a modification. The Company determined that the amendments did not result in an increase in the fair value of the award. The modified vesting conditions resulted in an additional expense of $623.
In April 2021, the Company’s Board approved a transaction in which the Company granted $1,199 and received a secured full recourse promissory note in the total aggregate amount of $1,199, with Mr. Zvika Netter, and Mr. Tal Chalozin (the “Founders Promissory Note”). On June 7, 2021, Innovid granted Mr. Netter a loan in the amount of $1,076 pursuant to the Founder Promissory Note (“Zvika Netter Loan”). On June 23, 2021, Innovid granted Mr. Chalozin a loan in the amount of $123 pursuant to the Found Promissory Note (the “Tal Chalozin Loan”, together with Zvika Netter Loan the “Founders Loans”). The principal balances together with accrued interest is due and payable in full on the seventh anniversary of the date of the loans. The rate is 0.89% per annum, compound annually and is not less than the current minimum annual mid-term applicable federate rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended. Repayment of principal and interest may be made at any time without penalty. In addition, $740 of the Founders Loans was immediately used to exercise fully vested options held by the founders.

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
The Founders Loans are expected to be repaid in full in connection with Closing. This loan represents a recourse note as the Company has a contractual full recourse right against any real, personal, tangible or intangible assets of the Borrowers and intends to so if the loans amount will not be repaid in full.
The amount of $459 from the Founders Loans was not used by the founders to exercise stock options.
Under ASC 718, when a grantee purchases shares in exchange for a recourse loan, the exercise is considered to be a substantive exercise. A recourse note receivable for the issuance of equity should be presented in accordance with the guidance in ASC 505-10-45 as a component of equity; Thus, the Company recognized the note receivable for the purchase of shares as a component of additional paid in capital. The amount was discounted to its fair value and additional stock-based compensation expense in the amount of $47 was recorded predominantly in general and administrative expenses.
The amount of the loan not used to exercise stock options in the amount of $459 was accounted for as a standard loan and is presented as a non-current asset in these unaudited condensed consolidated financial statements.
NOTE 8: SEGMENT REPORTING
The Company operates as one operating segment, which primarily focuses on advertising and creative services. Our Chief Executive Officer (“CEO”), is the chief operating decision-maker, manages and allocates resources to the operations of the Company on an entity-wide basis. Managing and allocating resources on an entity-wide basis enables the CEO to assess the overall level of resources available and how to best deploy these resources across functions and R&D projects based on needs and, as necessary, reallocate resources among the Company’s internal priorities and external opportunities to best support the long-term growth of the business.
Revenue by geographical location are as follows:

	Nine months ended September 30,
	2021	2020
	Unaudited	Unaudited
U.S.	$58,270	$41,853
Canada	799	381
APAC	2,182	1,660
EMEA	1,842	940
LATAM	1,231	938
Total	$64,324	$45,772
The Company’s property and equipment, net by geographical location are as follows:

	September 30, 2021	December 31, 2020
	Unaudited
Israel	$1,593	$1,625
U. S.	1,331	595
Rest of the World	374	105
Total	$3,298	$2,325
NOTE 9:- BASIC AND DILUTED NET LOSS PER SHARE
Basic and diluted net loss per share attributable to common stockholders was calculated as follows:

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)

	Nine months ended September 30,
	2021	2020
	Unaudited	Unaudited
Numerator:
Net loss	$(3,854)	$(6,118)
Accretion of preferred stocks to redemption value	(52,993)	(3,873)
Net loss attributable to common stockholders	$(56,847)	$(9,991)
Denominator:
Weighted-average number of stocks used in computing net loss per stock attributable to common stockholders	13,157,022	11,973,921
Net loss per stock attributable to common stockholders – basic and diluted	$(4.32)	$(0.83)
The Company’s potentially dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share attributable to common stockholders. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same.
The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	September 30,
	2021	2020
	Unaudited	Unaudited
Preferred stocks	55,105,773	55,105,773
Options outstanding	8,805,131	6,325,006
Warrants outstanding	508,708	508,708
NOTE 10:- SUBSEQUENT EVENTS
On October 18, 2021, ION entered into new subscription agreements with certain PIPE Investors, including funds affiliated with ION, pursuant to which some of the PIPE Investors collectively subscribed for an additional 5,000,000 shares of stock of Innovid Corp. Common Stock for an aggregate purchase price equal to $50,000. The total anticipated proceeds from the PIPE Investment will total $200,000.
Founders Loans with a total principal amount of $1,199 and related interest were forgiven in November 2021. $740 of the Founders Loans principal amount was used to exercise fully vested options held by the founders on the date of the grant of the Founders Loans and the remainder in the amount of $459 was used for other purposes as described in detail in Note 7 Stock-based compensation.
On November 30, 2021, as contemplated by the Merger Agreement, ION consummated the merger transaction contemplated by the Merger Agreement (the “Closing”), whereby (i) Merger Sub 1 merged with the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger, (ii) following the Merger, ION changed its name to “Innovid Corp.” (the “Name Change”), (iii) following the Merger and the Name Change, Innovid Corp. (formally ION) issued 86,901,792 shares of common stock (the “Registered Shares”), par value $0.0001 per share (“Common Stock”) and (iii) Innovid Corp. (formally ION) issued 20,000,000 shares of Common Stock to PIPE Investors.
Pursuant to the Merger Agreement, immediately prior to the merger, each issued and outstanding share of Ion Class B Ordinary Stock automatically converted, on a one-for-one basis, into one (1) share of ION Class A Ordinary Stock in accordance with the terms of ION’s organizational documents. Immediately following such conversion, upon the Domestication, (i) each then issued and outstanding share of ION Class A Ordinary Stock automatically converted, on a one-for-one basis, into a share of common stock of Ion (after the Domestication) (the “Company Domesticated Common Stock”), (ii) each issued and outstanding Ion Warrant automatically converted into one corresponding warrant to acquire one (1) share of the Company Domesticated Common Stock (the “Company Domesticated Warrant”) and (iii) each issued and outstanding unit representing one (1) share of ION Class A Ordinary Stock and one-eighth (1/8) of an ION Warrant automatically converted into one

INNOVID, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except stock and per stock data)
(1) unit of the Company (after the Domestication) representing one (1) Company Domesticated Common Stock and one-eighth (1/8) of an the Company Domesticated Warrant. No fractional Company Domesticated Warrants were issued in connection with such conversion such that if a holder of such units was entitled to receive a fractional Domesticated Acquirer Warrant, the number of Domesticated Acquirer Warrants to be issued to such holder upon such conversion was rounded down to the nearest whole number of Domesticated Acquirer Warrants.
The Company has evaluated subsequent events from the balance sheet date through December 6, 2021, the date at which the consolidated financial statements were available to be issued.